NorthStar Real Estate Income Trust, Inc.

Contact Information
877.940.8777
www.NorthStarREIT.com

Subscription Agreement

1. Investment

Make checks payable to NorthStar Real Estate Income Trust, Inc.

☐ State of Sale

$ ____ Investment Amount

☐ Initial Investment (min. is $4,000)

☐ Volume Discount Purchase (min. is $500,000)

☐ Additional Purchase (min. is $100)

☐ Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee).

2. Form of Ownership

Non-Qualified

☐ Individual

☐ TOD**

☐ Joint Tenant* (with rights of survivorship)

☐ TOD**

☐ Corporation

☐ Community Property*

☐ Partnership

☐ Tenants in Common*

☐ Estate

☐ Trust

☐ UGMA/UTMA: state of ____

☐ Other (please specify) ____

name of trust/corporation/plan/other

SSN or TIN of trust/corporation/plan/other

*All parties must sign

**Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.NorthStarREIT.com

Qualified

☐ Traditional IRA

☐ Roth IRA

☐ Simple IRA

☐ KEOGH Plan

☐ Simplified Employee Pension/Trust (SEP)

☐ Pension or Profit-Sharing Plan

☐ Other (please specify) ____

Custodial Information

(to be completed by custodian)

name of custodian/trustee/other administrator

mailing address

city

state

zip code

custodian telephone number

SSN or TIN of custodian/trustee/other administrator

custodian account number

3. Investor Registration Information

investor/trustee

SSN/Tax ID

date of birth

☐ non U.S. citizen

country of citizenship

co-investor/co-trustee

SSN/Tax ID

date of birth

☐ non U.S. citizen

country of citizenship

daytime telephone

evening telephone

residential address (no p.o. boxes)

city

state

zip code

optional mailing address

city

state

zip code

e-mail

4. Distribution Information

☐ DRIP Distribution Reinvestment Plan**

** In the event that the DRIP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above or your Custodian for deposit in your Custodial account cited in Section 2.

☐ Cash: Send check to the address in section 3 above, my Custodian in section 2 or third party listed in this section.

☐ Direct Deposit (non-custodian accounts only)

Send check or deposit directly into the account listed as follows:

financial institution/third party

address

city

state

zip code

ABA routing number

account number

☐ Checking ☐ Savings ☐ Brokerage/ other

(Attach a voided, pre-printed check or deposit slip)

5. Go Paperless

e-mail

☐ In lieu of receiving documents, I authorize NorthStar Real Estate Income Trust Inc. (NorthStar REIT) to make available on its website, www.northstarreit.com, its quarterly reports, annual reports, proxy statements, prospectus supplements or other documents required to be delivered to me, as well as any investment or marketing updates, and to notify me via the e-mail address listed here or in Section 3 above when such reports are available. I understand that I may receive paper documents at any time by calling 877-940-8777.

6. Subscriber Signatures

Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representation on your behalf. In order to induce NorthStar REIT to accept this subscription, I hereby warrant that:

	Investor	Co-investor
a. I received a final prospectus of NorthStar REIT, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.	initials	initials
b. I certify that I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND had during the last tax year, or estimate that I will have during the current tax year, a minimum of $70,000 annual gross income.	initials	initials
c. I have accepted the terms and conditions of NorthStar REIT's charter.	initials	initials
d. I am purchasing shares for my own account and acknowledge that the investment is not liquid.	initials	initials
e. I declare that the information supplied is true and correct and may be relied upon by NorthStar REIT.	initials	initials
f. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares.	initials	initials
g. If I am an **Alabama** investor, I meet the Company's suitability standards listed above and represent that I have a liquid net worth of at least 10 times my investment in the Company and other similar programs before investing in the Company.	initials	initials
h. If I am a **Kentucky, Michigan, Oregon** or **Tennessee** investor, I may not invest more than 10% of my liquid net worth in NorthStar REIT and other or similar programs.	initials	initials
i. If I am a **California** investor, I have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $85,000 and a net worth of $250,000 and my total investment in this offering may not exceed 10% of my net worth. Net worth should be calculated exclusive of homes, furnishings and automobiles.	initials	initials
j. If I am an **Iowa** investor, I have a net worth of $100,000 (exclusive of home, auto and furnishings) and an annual income of $70,000 or in the alternative, a net worth of $350,000 (as previously described) and my total investment in this offering may not exceed 10% of my liquid net worth.	initials	initials
k. If I am a **Kansas or Massachusetts** investor, I acknowledge that it is recommended by the securities division of my state that my total investment in this and similar direct participation investments should not exceed 10% of my "liquid net worth" which is that portion of the net worth which consists of cash, cash equivalents and readily marketable securities.	initials	initials
l. If I am a **Pennsylvania** investor, I have a net worth of at least 10 times my investment in NorthStar REIT.	initials	initials

Taxpayer Identification Number Certification (required):

Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

signature of investor/trustee

date

signature of co-investor/custodian/co-trustee

date

When signing as a custodian or trustee, please indicate title or capacity.

7. Broker-Dealer/Registered Representative Information (All fields must be complete)

The Registered Representative (RR) and an authorized principal of the broker-dealer (BD) must sign below to complete the order. The RR and BD hereby warrants that each is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence, or the state in which the sale was made, if different.

broker-dealer

registered representative | rep #

mailing address | city

state | zip code | e-mail

telephone | facsimile

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the Registered Representative and the Broker-Dealer are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the registered representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm's current policies and procedures for obtaining principal approval. I understand this subscription agreement is for NorthStar Real Estate Income Trust, Inc.

signature of registered representative

date

signature of broker-dealer/authorized principal
(if required by broker-dealer)

date

8. Payment Instructions

By mail

Checks should be made payable to NorthStar Real Estate Income Trust, Inc. Forward the Subscription Agreement to:

Regular mail
NorthStar REIT
c/o DST Systems, Inc.
P.O. Box 219923
Kansas City, MO 64121-9923

Express/Overnight delivery
NorthStar REIT
c/o DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105-1407

Wire transfer

Please reference subscriber's name.

UMB Bank, N.A.
ABA Routing Number - 101000695
Account Number – 9871879666
Reference - NorthStar Real Estate Income Trust, Inc.